EXECUTION COPY

                          SECURITIES PURCHASE AGREEMENT

      This Securities Purchase Agreement (this "Agreement"), dated as of May 31, 2005, is entered into by and among Decorize, Inc., a Delaware corporation (the "Company"), and Nest USA, Inc., a Delaware corporation ("Purchaser").

      WHEREAS, the Company proposes to issue and sell to Purchaser for cash, 1,000,000 shares of common stock, $.001 par value, of the Company ("Common Stock"), and to issue amended and restated Warrants in replacement of outstanding warrants held by Purchaser for the purchase of an aggregate 996,000 shares of Common Stock (the "Warrants"), on the terms and conditions set forth below; and

      WHEREAS, the Company, among other things, has agreed to provide certain registration rights under the Securities Act of 1933, as amended from time to time (the "Securities Act"), with respect to the shares of Common Stock, including those issuable upon exercise of Warrants or conversion of the Preferred Stock, that are being issued to Purchaser pursuant to this Agreement.

      NOW THEREFORE, in consideration of the above recitals and the mutual covenants set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      1.01 The terms defined in this Section 1.01 shall have for all purposes of this Agreement the respective meanings specified below.

      "Agreement" shall mean this Securities Purchase Agreement as it may be amended from time to time.

      "Board" shall mean the Board of Directors of the Company, as constituted from time to time.

      "Business Day" shall mean any day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Greene County, Missouri.

      "Closing" shall mean the consummation of the purchase and sale of the Securities.

      "Closing Date" shall mean May 27, 2005, or such later date on which the conditions set forth in Articles VI and VII hereof have been satisfied or waived.

      "Closing Documents" shall mean this Agreement, the stock certificates representing the Shares, the amended and restated certificates representing the Warrants, the Registration Rights Agreement and any other document required by this Agreement as a condition to the obligations of Purchaser under this Agreement or executed or delivered by the Company at the Closing.

      "Common Stock" shall mean the common stock, $.001 par value, of the Company.

      "Company" shall mean Decorize, Inc., a Delaware corporation, and its successors and assigns.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      "Exhibit" is a reference to an exhibit attached to this Agreement.

      "Material Adverse Change" shall mean a material and adverse change in the business, assets, financial condition, results of operations, affairs or prospects of the Company and its subsidiaries, taken as a whole, including, without limitation, any such material adverse change exceeding $50,000 in value.

      "Registration Rights Agreement" shall mean that certain Registration Rights Agreement made and entered into as of the Closing Date, by and between the Company and Purchaser (the form of which is attached as Exhibit B).

      "Schedule" is a reference to a schedule attached to this Agreement.

      "Section" shall mean a section or subsection of this Agreement.

      "Securities" shall mean any of the Shares or other securities or instruments purchased and sold under this Agreement, and any Warrant Shares or other shares of capital stock issued or issuable thereunder from time to time.

      "Securities Act" shall have the meaning set forth in the recitals hereto.

      "Shares" shall mean the 1,000,000 shares of Common Stock issued and sold by the Company to Purchaser at the Closing in the manner prescribed by this Agreement.

      "Warrants" shall mean those certain Warrants to purchase 996,000 shares of Common Stock, dated the Closing Date (the form of the certificate for which is attached as Exhibit A), which provides for the issuance of each share of Common Stock thereunder upon the payment of an exercise price of $0.20 per share (adjusted as provided in the Warrants).

      "Warrant Shares" shall mean the shares of Common Stock issued or issuable upon exercise of the Warrants, as such number of shares issuable may be adjusted from time to time under the Warrants.

                                   ARTICLE II
                 PURCHASE AND SALE OF COMMON STOCK AND WARRANTS

      2.01 The Shares. The Company has authorized the issuance and sale to Purchaser of an aggregate 1,000,000 shares of Common Stock upon the terms and subject to the conditions described herein.

      2.02 The Warrants. The Company has also authorized the delivery to Purchaser of an amended and restated certificate evidencing the Warrants, which grants Purchaser the right and option to purchase the Warrant Shares on the terms set forth therein. The Warrants may be exercised in whole or in part as set forth in each Warrant. The number of Warrant Shares subject to each Warrant and the exercise price shall be subject to further adjustment as set forth in this Agreement and as set forth in each Warrant. The Warrants are being issued for the purpose of amending and restating those certain three warrant certificates issued on January 21, 2004, exercisable for an aggregate 916,000 shares of Common Stock, and that certain warrant issued on or about August 31, 2001, exercisable for an aggregate 80,000 shares of Common Stock.

      2.03 Closing of Purchase and Sale of Shares and Warrants. At the Closing, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase, the Shares and the Warrants for a total purchase price equal to Four Hundred Thousand and No/100 Dollars ($400,000.00). The purchase and sale of the Shares and the delivery of the amended Warrants to Purchaser shall take place by facsimile delivery exchange of signature pages followed by express delivery exchange of the complete Closing Documents on the Closing Date, with the Closing to be held at the offices of Hallett & Perrin, P.C., 2001 Bryan Street, Suite 3900, Dallas, Texas 75201. At the Closing, the Company shall deliver to Purchaser certificates representing the Shares and the Warrants against payment of the purchase price, and the Company and Purchaser shall deliver such other agreements, documents and certificates as specified in this Agreement or as may be reasonably requested by each party. The purchase price shall be paid by wire transfer to an account designated by the Company.

      2.04 Registration of Warrants. The Company shall maintain a register of the Warrants to record therein the name and address of the registered holders thereof, instructions for notices, and other information for transfers or exchanges of the Warrants. No transfer of a Warrant for less than 100,000 shares shall be valid unless made by the registered holder with the prior written consent of the Company, which shall not be unreasonably withheld. The registered holder of the Warrants shall be deemed the owner thereof for purposes of this Agreement. Notwithstanding anything in this Section 2.04 to the contrary, the transfer of any Warrant shall also be subject to the restrictions on transfer set forth therein.

      2.05 Further Assurances. The Company and Purchaser shall execute and deliver such additional documents and take such additional actions as any party reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement and to vest more fully Purchaser's ownership of the Shares.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser represents, warrants and covenants, to the Company as follows:

      3.01 Authorization. Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction. Purchaser has the necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of, and the performance under, this Agreement by Purchaser will not conflict with any rule, regulation, judgment or agreement applicable to Purchaser.

      3.02 Investment Purpose. Purchaser was not formed for the purpose of acquiring the Securities. Purchaser is purchasing the Securities for investment purposes and not with a present view to, or for sale in connection with, a distribution thereof within the meaning of the Securities Act. Purchaser understands that it may not be able to sell or otherwise dispose of the Securities, and accordingly it might need to bear the economic risk of this investment indefinitely.

      3.03 Reliance On Exemptions. Purchaser understands that the Securities have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon specific exemptions from the registration requirements of federal and state securities laws, and that the Company is relying upon the truth and accuracy of the representations and warranties of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities. Purchaser agrees to timely make all filings required to be made by it under the Exchange Act or the Securities Act, including without limitation any filings under Section 13 of the Exchange Act, as a result of the transactions described in this Agreement, and such filings shall be true and correct in all material respects and contain no material omissions or misstatements.

      3.04 Information. Purchaser has been furnished all documents relating to the business, finances and operations of the Company that Purchaser requested from the Company and has evaluated the risks and merits associated with an investment in the Securities to its satisfaction. Purchaser has been afforded the opportunity to ask questions of the Company's representatives concerning the Company in making the decision to purchase and acquire the Securities, and such questions have been answered to its satisfaction.

      3.05 Governmental Review. Purchaser understands that no federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

      3.06 Purchaser's Qualifications. Purchaser is an "accredited investor" as defined in Rule 501 under Regulation D of the Securities Act. Purchaser is capable of evaluating the merits and risks of an investment in the Securities.

      3.07 Restrictions on Transfer. Purchaser covenants and agrees that it shall not transfer any of the Securities unless such Securities are registered under the Securities Act or unless an exemption from registration and qualification requirements is available under the Securities Act and applicable state securities laws and the Company has received an opinion of counsel satisfactory to it stating that such registration and qualification is not required. Purchaser understands that certificates representing the Shares, the Warrants and the Warrant Shares shall bear the following, or a substantially similar, legend until such time as they have been registered under the Securities Act or otherwise may be sold without volume or other limitations under Rule 144 promulgated under the Securities Act:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

      3.08 Residence. Purchaser is domiciled within the jurisdiction set forth under its name on the signature pages hereto.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as set forth on the Schedule of Exceptions attached hereto as Exhibit C, the Company represents and warrants to Purchaser as follows:

      4.01 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to own or lease its assets and to carry on its business as now being conducted and presently proposed to be conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or leasing of assets, or the conduct of its business, makes such qualification necessary, except where the failure to be so qualified would not result in a Material Adverse Change. There has been no amendment of the Company's Certificate of Incorporation or Bylaws that is not reflected in the Company's filings with the Securities and Exchange Commission ("SEC"). The Company has no subsidiaries and no equity interests in any corporation, partnership, joint venture or other entity, other than those reflected in the SEC Documents (as defined below).

       4.02 Subsidiaries. Each subsidiary of the Company is validly existing and in good standing under the laws of the state or other jurisdiction of its incorporation and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

      4.03 Requisite Power and Authorization. The Company has all necessary corporate power and authority to execute and deliver the Closing Documents and to perform its obligations under each of the Closing Documents, including without limitation the issuance of the Securities hereunder. All corporate action of the Company required for the execution and delivery of the Closing Documents and the issuance and delivery of the Securities has been duly and effectively taken, and no further actions, authorizations or consents, including, without limitation, any consents of the stockholders of the Company, are required. Each of the Closing Documents constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except :

            (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditor's rights,

            (ii) as limited by general principles of equity that restrict the availability of equitable remedies, and

            (iii) as the indemnity provisions of the Registration Rights Agreement may be limited by law.

      The Shares, when issued at the Closing in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, charges, claims or encumbrances. The Warrant Shares, if and when issued, delivered and paid for in compliance with the provisions of this Agreement and the Warrants, as applicable, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, charges, claims or encumbrances. The Company has reserved a sufficient number of shares of Common Stock necessary for issuance of the Warrant Shares.

      4.04 SEC Documents. The Company has filed with the SEC all reports, statements, schedules and other documents (collectively, the "SEC Documents") required to be filed by it pursuant to the Securities Act and the Exchange Act. Since June 30, 2004, all SEC Documents required to be filed were timely filed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements included in the SEC Documents (the "Financial Statements") complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except (i) as may be indicated in the notes to the Financial Statements or (ii) in the case of the unaudited interim statements, as permitted by Form 10-QSB under the Exchange Act, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the consolidated and consolidating financial position of the Company and its subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end adjustments and footnotes). Except as set forth in the Financial Statements filed with the SEC prior to the date hereof, neither the Company nor any of its subsidiaries has any liabilities, whether absolute, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such Financial Statements, (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such Financial Statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company or any of its subsidiaries and (iii) liabilities and obligations incurred in connection with the Closing Documents and the transactions contemplated thereby.

      4.05 Capitalization. The capitalization of the Company (on a fully diluted basis) is as disclosed in the SEC Documents, except for the Securities to be issued at the Closing and the securities to be issued to SRC Holdings Corporation and Quest Capital Alliance, L.L.C. pursuant to that certain Securities Purchase Agreement, executed by the Company effective as of the date of this Agreement (the "Bank Financing"). All outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in compliance in all material respects with applicable federal and state laws governing the issuance of securities. Except as disclosed in the SEC Documents or as contemplated by the Related Financing, the Company has (i) no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company, (ii) no rights, options, warrants, calls or other agreements or commitments of any nature whatsoever relating to the purchase or other acquisition of any shares of its capital stock or securities convertible into or exchangeable for any shares of its capital stock, (iii) no shares of its capital stock reserved for issuance, and (iv) no agreements or other commitments of any nature whatsoever relating to preferential rights or voting rights of any shares of its capital stock or securities convertible into or exchangeable for any shares of its capital stock.

      4.06 No Conflicts. Neither the execution, delivery and performance by the Company of this Agreement, the other Closing Documents, and all instruments and documents to be delivered by the Company, nor the consummation of the transactions contemplated by any of the foregoing (i) has constituted or resulted in, or will constitute or result in, a default under or breach or violation of any term or provision of the Certificate of Incorporation or bylaws of the Company or material contracts or instruments to which the Company or any of its subsidiaries is a party or federal, state or local laws, rules or regulations, writs, orders, judgments or decrees which are applicable to the Company, any of its subsidiaries or their assets, (ii) will result in the acceleration or termination of any rights under any contract or instrument to which the Company or any of its subsidiaries is a party or (iii) will result in the creation or imposition of any liens, charges or encumbrances upon any assets of the Company or any of its subsidiaries.

      4.07 Consents. Other than those that will be obtained before the Closing, no approval, consent, order, authorization or other action by, or notice to or filing with, any governmental authority or regulatory agency or any other person or entity, and no lapse of a waiting period, is required in connection with the execution, delivery or performance by the Company of this Agreement, any other Closing Document, the issuance and delivery of any of the Securities or any other transactions contemplated by any of the Closing Documents except for (i) the filing of a Form D with the SEC, (ii) filings required under applicable state "blue sky" laws (which shall be duly filed and effective prior to the Closing if so required under such laws), (iii) the filing of a registration statement or statements pursuant to the Registration Rights Agreement, and (iv) an optional current report on Form 8-K to be filed with the SEC.

      4.08 No Material Adverse Change. Since the date of the most recent SEC Documents, the business of the Company and each subsidiary has been operated in the ordinary course and substantially consistent with past practice, and there has not been any Material Adverse Change.

      4.09 Litigation. There is no claim, action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its subsidiaries, or any of their respective directors or officers, in their capacities as such, (i) that questions the validity of this Agreement or any other Closing Document or the issuance of the Securities, or the right of the Company to enter into this Agreement or any other Closing Document or to consummate the transactions contemplated by any Closing Document or (ii) that might result, either individually or in the aggregate, in any Material Adverse Change or in any change in the current equity ownership of the Company or of any subsidiary.

      4.10 The American Stock Exchange. The Common Stock is listed on The American Stock Exchange ("AMEX"), and there are no proceedings to revoke or suspend such listing. The sale of the Securities as contemplated hereby will not result in a violation of the AMEX rules and regulations.

      4.11 No Misrepresentation. No representation or warranty by the Company in this Agreement (including any Exhibit or Schedule hereto) and no statements of the Company contained in any document, certificate, schedule or other information furnished or to be furnished by or on behalf of the Company pursuant to this Agreement or any other Closing Document or in connection with the transactions contemplated by any Closing Document contains or shall contain any untrue statement of material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading. Except for the transactions contemplated hereby, no event or circumstance has occurred or exists with respect to the Company or any of its subsidiaries or their respective business affairs, assets, properties, prospects, operations or financial condition which has not been publicly disclosed, but which, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to the primary issuance of the Company's securities. The Company has delivered true and complete copies of all documents requested by Purchaser.

      4.12 No Brokers or Finders. No person or entity has or will have, as a result of any engagement or contractual obligation incurred by the Company, any right, interest or valid claim against Purchaser or the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V
                            COVENANTS OF THE COMPANY

      The Company hereby covenants and agrees as follows:

      5.01 Exchange Act Filings. The Company shall file in a timely manner all reports and other documents required to be filed by it under the Exchange Act, and such filings shall be true and correct in all material respects and contain no material omissions or misstatements. The Company shall not terminate its status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations promulgated thereunder would permit such termination.

      5.02 Authorized Shares. The Company shall, from and at all times after the Closing that the Warrants remain outstanding, maintain a reserve of authorized shares of Common Stock sufficient to cover the issuance of the Warrant Shares underlying the Warrants.

      5.03 Removal of Legends. Any legend endorsed on a certificate pursuant to
Section 3.07 and any related stop transfer instructions with respect to any Securities shall be removed, and the Company shall within ten (10) Business Days request its transfer agent to issue promptly a certificate without such legend to the holder thereof, if (i) such Securities shall be registered under the Securities Act, (ii) such legend may be properly removed under the terms of Rule 144 under the Securities Act or (iii) such holder shall provide the Company with an opinion of counsel, satisfactory to the Company, to the effect that a sale, transfer or assignment of such Securities may be made pursuant to Rule 144(k) under the Securities Act.

                                   ARTICLE VI
              CONDITIONS TO OBLIGATIONS OF PURCHASER AT THE CLOSING

      The obligation of Purchaser to purchase the Shares at the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by Purchaser:

      6.01 Closing Documents. The Company shall have delivered to Purchaser this Agreement, the certificate representing the Shares, the certificates representing the Warrants, the Registration Rights Agreement and all other documentation required by this Agreement relating to the transactions contemplated hereby, all duly executed by the Company.

      6.02 Representations and Warranties; Performance of Obligations. The representations and warranties made by the Company in this Agreement and in any other Closing Document shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date, except for representations and warranties made as of a specific date which shall be true and correct as of such date. The Company shall have performed, satisfied and complied with all obligations and conditions required to be performed or observed by it under this Agreement or any other Closing Document on or prior to the Closing Date.

      6.03 Consents and Waivers. The Company shall have made all filings and obtained any and all consents (including, without limitation, all governmental or regulatory consents), approvals or authorizations, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and any other Closing Document.

      6.04 No Litigation or Legislation. No federal, state or local statute, rule, regulation, decree, ruling or injunction shall have been enacted or entered, and no litigation, proceeding, government inquiry or investigation shall be pending, which challenges, prohibits or restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement or any other Closing Document, or restricts or impairs the ability of Purchaser to own an equity interest in the Company.

      6.05 Compliance Certificate. The Company shall have delivered to Purchaser a certificate, executed by the President or a Vice President of the Company, dated as of the Closing Date, certifying to the fulfillment of the conditions set forth in Sections 6.02, 6.03 and 6.04.

      6.06 Incumbency Certificate. The Company shall have delivered to Purchaser a certificate, executed by the Company's Secretary and dated as of the Closing, certifying as to the authority and signatures of the individuals signing this Agreement and the documents the Company is to deliver to Purchaser or to Quest at the Closing and the adoption of resolutions authorizing the transactions contemplated by this Agreement, a copy of which shall be attached to such certificate.

      6.07 Opinion of Counsel. Purchaser shall have received from Hallett & Perrin, P.C., counsel to the Company, an opinion addressed to Purchaser, dated as of the Closing Date, in substantially the form attached hereto as Exhibit D.

                                   ARTICLE VII
             CONDITIONS TO OBLIGATION OF THE COMPANY AT THE CLOSING

      The obligation of the Company to sell and issue the Securities to Purchaser at the Closing shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Company:

      7.01 Purchase Price; Closing Documents. Purchaser shall have delivered the purchase price for the Securities to be purchased by Purchaser hereunder. Purchaser shall have delivered to the Company this Agreement and all related documentation required by this Agreement or the transactions contemplated hereby, all duly executed by Purchaser.

      7.02 Representations and Warranties; Performance of Obligations. The representations and warranties made by Purchaser in this Agreement shall be true and correct when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. Purchaser shall have performed, satisfied and complied with all obligations and conditions required to be performed or observed by it under this Agreement or any other Closing Document on or prior to the Closing Date.

      7.03 No Litigation or Legislation. No federal, state or local statute, rule, regulation, decree, ruling or injunction shall have been enacted or entered, and no litigation, proceeding, government inquiry or investigation shall be pending, which challenges, prohibits or restricts, or seeks to prohibit or restrict, the consummation of the transactions contemplated by this Agreement or any other Closing Document, or restricts or impairs the ability of Purchaser to own an equity interest in the Company.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.01 Waiver. No course of dealing between Purchaser and any other party hereto or any failure or delay on the part of Purchaser in exercising any rights or remedies under this Agreement or any of the Closing Documents shall operate as a waiver of any rights or remedies of Purchaser. No single or partial exercise of any rights or remedies under this Agreement or any of the Closing Documents shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder.

      8.02 Survival of Covenants; Successors and Assigns. All representations and warranties of the Company contained in this Agreement, in the Schedules, or in any exhibit, certificate, document or instrument delivered pursuant to this Agreement shall survive the Closing and shall continue in full force and effect for three years after the Closing Date. The parties hereto understand and agree that this Agreement contains obligations, agreements and covenants that are intended to and shall continue after the Closing and except as otherwise provided herein, all covenants, agreements and obligations made herein, in the other Closing Documents and in certificates delivered in connection herewith or on behalf of the Company, shall survive the execution and delivery of this Agreement and shall bind and inure to the benefit of the Company and its successors and assigns and the holders of the Securities from time to time.

      8.03 Notices. Any notice or communication to be given under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by telecopy. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by hand, courier service, or telecopy, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed as set forth on the signature pages to this Agreement. Any party may change its address for notice by written notice to the other parties hereto. Any notices delivered to Purchaser under this Agreement must also be delivered to such parties whose address may be set forth under Purchaser's name on the signature pages to this Agreement.

      8.04 Descriptive Headings. The descriptive headings of this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

      8.05 GOVERNING LAW. THIS AGREEMENT, THE WARRANTS, THE OTHER CLOSING DOCUMENTS AND THE OTHER INSTRUMENTS EXECUTED HEREUNDER, ARE PERFORMABLE IN GREENE COUNTY, MISSOURI, AND SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, UNDER AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS. The parties irrevocably submit to the exclusive jurisdiction of the state and federal courts located in Greene County, Missouri for the purpose of any suit, action or other proceeding arising out of or based on this Agreement, the Warrants, the other closing documents and the other instruments executed under this Agreement, or their respective subject matter. Each party, to the extent applicable law permits, waives, and will not assert by way of motion, as a defense or otherwise, in any suit, action or proceeding brought in the above-named courts, any claim that (a) it is not subject personally to the jurisdiction of those courts, (b) the suit, action or proceeding is brought in an inconvenient forum, (c) the venue of the suit, action or proceeding is improper, or (d) any of these agreements and instruments, or their respective subject matter, may not be enforced in or by these courts.

      8.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute the same instrument, but only one of which need be produced.

      8.07 Expenses. All expenses, including (without limitation) attorneys' and accountants' fees incurred or to be paid by the Company or Purchaser in connection with the transactions contemplated by this Agreement shall be paid by whichever of them incurred such expenses, as the case may be.

      8.08 Binding Effect. This Agreement shall be binding upon the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs and assigns.

      8.09 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      8.10 Changes, Modifications or Waivers. No change or modification of this Agreement shall be valid or binding upon the parties hereto, nor shall any waiver of any term or condition in the future be so binding, unless such change or modification or waiver shall be in writing and signed by the Company and Purchaser.

      8.11 Miscellaneous. No failure or delay on the part of any party in exercising any right, power or remedy hereunder or under the Warrants shall operate as a waiver thereof. The waiver by any party of a breach of any provision of this Agreement or the Warrants shall not operate or be construed as a waiver of any subsequent breach. No modification, amendment or termination under this Agreement or the Warrants shall be valid unless evidenced by a writing signed by Purchaser. This Agreement and the other Closing Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all proposals and agreements, whether written or oral, and all other communications between the parties relating to the subject matter of this Agreement, the Shares or the Warrants. In the event that the terms set forth in this Agreement and in the other Closing Documents conflict, this Agreement shall control. The invalidity, illegality or unenforceability of any provision of this Agreement or the other Closing Documents shall in no way affect the validity, legality or enforceability of any other provision. This Agreement and the other Closing Documents shall be binding upon and inure to the benefit of the Company and Purchaser and their respective successors and assigns.

      8.12 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date (a) by mutual written consent of the Company and Purchaser; or (b) by either the Company or Purchaser if the transactions contemplated hereby shall not have been consummated on or before the close of business on June 30, 2005. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become of no further effect and there shall be no liability or obligation on the part of any party.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as an instrument under seal and as of the date first above written.

                               THE COMPANY:

                               DECORIZE, INC.,
                               a Delaware corporation


                               By: /s/ Steve Crowder
                                   ---------------------
                               Name: Steve Crowder
                               Title: President and Chief Executive Officer
                               Address: 1938 East Phelps
                                        Springfield, Missouri 65802


                               PURCHASER:

                               NEST USA, INC.,
                               a Delaware corporation


                               By: /s/ Marwan M. Atalla
                                   ---------------------
                               Name: Marwan M. Atalla
                               Title: President
                               Address: 1800 Bering Drive
                                        Suite 755
                                        Houston, TX 77057